Exhibit 99.1

Hortonworks Reports Record 2016 Revenue of $184.5 Million

and Fourth Quarter Revenue of $52.0 Million

SANTA CLARA, Calif.—February 9, 2017—Hortonworks, Inc.® (NASDAQ: HDP), a leading innovator of open and connected data platforms, today announced financial results for the fourth quarter and full year 2016.

“Our fourth quarter performance was highlighted by double-digit growth in support subscription revenue, clearly showing continued strong market demand for our open source platforms,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “The combination of enterprise customers’ accelerating business transformations fueled by data and our continued financial discipline positions Hortonworks extremely well for growth and success in 2017.”

Fourth Quarter and Full Year 2016 Financial Highlights

Revenue

•	Total GAAP revenue was $52.0 million for the fourth quarter of 2016, an increase of 39 percent compared to the fourth quarter of 2015.

•	Total GAAP revenue was $184.5 million for the full year of 2016, an increase of 51 percent compared to the prior year.

Operating Billings

•	Operating billings, the aggregate value of all invoices sent to our customers in a given period, were $81.4 million for the fourth quarter of 2016, an increase of 56 percent over operating billings of $52.1 million for the fourth quarter of 2015.

•	Operating billings were $269.9 million for the full year of 2016, an increase of 63 percent over operating billings of $165.9 million for the prior year.

Gross Profit

•	Total GAAP gross profit was $34.0 million for the fourth quarter of 2016, compared to gross profit of $21.7 million for the same period last year. Non-GAAP gross profit was $35.6 million for the fourth quarter of 2016, compared to $22.8 million for the same period last year. GAAP gross margin was 65 percent for the fourth quarter of 2016, compared to 58 percent for the same period last year. Non-GAAP gross margin was 68 percent for the fourth quarter of 2016, compared to 61 percent for the same period last year.

•	Total GAAP gross profit was $112.3 million for the full year of 2016, compared to gross profit of $66.8 million for the prior year. Non-GAAP gross profit was $118.0 million for the full year of 2016, compared to $69.5 million for the prior year. GAAP gross margin was 61 percent for the full year of 2016, compared to 55 percent for the prior year. Non-GAAP gross margin was 64 percent for the full year of 2016, compared to 57 percent for the prior year.

Operating Loss

•	GAAP operating loss was $57.2 million for the fourth quarter of 2016, compared to $50.6 million for the same period last year. Non-GAAP operating loss was $30.7 million for the fourth quarter of 2016, compared to $32.9 million for the same period last year.

•	GAAP operating loss was $251.2 million for the full year of 2016, compared to $179.6 million for the prior year. Non-GAAP operating loss was $147.1 million for the full year of 2016, compared to $133.6 million for the prior year.

Net Loss

•	GAAP net loss was $57.1 million for the fourth quarter of 2016, or $0.94 per basic and diluted share, compared to a GAAP net loss of $50.2 million, or $1.11 per basic and diluted share, for the same period last year. Non-GAAP net loss was $30.6 million for the fourth quarter of 2016, or $0.50 per basic and diluted share, compared to a non-GAAP net loss of $32.7 million, or $0.72 per basic and diluted share, for the same period last year.

•	GAAP net loss for the full year of 2016 was $251.7 million, or $4.40 per basic and diluted share, compared to a GAAP net loss of $179.1 million, or $4.13 per basic and diluted share, for the prior year. Non-GAAP net loss for the full year of 2016 was $147.6 million, or $2.58 per basic and diluted share, compared to a non-GAAP net loss of $133.3 million, or $3.08 per basic and diluted share, for the prior year.

Adjusted EBITDA

We historically calculated Adjusted EBITDA as revenue plus change in deferred revenue minus non-GAAP expenses plus depreciation. We provided guidance for each element of Adjusted EBITDA through the fourth quarter of fiscal 2016, which we targeted for Adjusted EBITDA breakeven.

•	For the fourth quarter of 2016, GAAP revenue was $52.0 million, change in deferred revenue was $28.6 million, non-GAAP expenses were $82.7 million, and depreciation was $2.0 million.

•	For the full year 2016, GAAP revenue was $184.5 million, change in deferred revenue was $78.6 million, non-GAAP expenses were $331.6 million, and depreciation was $7.2 million.

Deferred Revenue

•	Deferred revenue was $185.4 million as of December 31, 2016, an 18 percent increase over the $156.8 million reported as of September 30, 2016 and a 74 percent increase over the $106.8 million reported as of December 31, 2015.

Cash & Investments

•	Cash and investments totaled $89.2 million as of December 31, 2016, compared to $95.6 million as of September 30, 2016 and $96.9 million as of December 31, 2015.

•	Operating cash used was $0.6 million for the fourth quarter of 2016, compared to $18.8 million for the same period last year.

•	Operating cash used was $81.5 million for the full year of 2016, compared to $99.3 million for the prior year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Hortonworks Appoints Raj Verma as President and Chief Operating Officer. In January 2017, we announced the appointment of Raj Verma as president and chief operating officer. Verma is an experienced enterprise sales veteran who brings more than 20 years of enterprise sales and marketing leadership. Previously, Verma was chief operating officer of TIBCO Software Inc., where he was instrumental in taking TIBCO from $300 million to more than $1 billion in annual revenue.

•	Hortonworks Enterprise Data Warehouse Optimization Solution Fast Tracks Customers to Modern Business Intelligence. In January 2017, we announced the Enterprise Data Warehouse (EDW) Optimization Solution, the industry’s only turnkey Hadoop-powered Business Intelligence solution. This is the first Hortonworks Solution powered by the Hortonworks Data Platform (HDP™) and technology from partners Syncsort and AtScale. With the EDW Optimization Solution, customers can extend the value of existing EDW investments and overcome challenges, risks and costs of introducing new solutions into legacy infrastructure.

•	Hortonworks Celebrates 2016 Partnerworks Award Winners and Announces Record Ecosystem Growth. In January 2017, we announced our Partnerworks program had exceeded 2,100 members, illustrating strong demand for technologies that utilize data to transform business outcomes. In addition, we announced the winners of our inaugural Global Partner Awards for 2016: Microsoft, Accenture and Dell EMC.

•	United Network for Organ Sharing Chooses Hortonworks Data Platform to Help Save Lives. In December 2016, we announced that the United Network for Organ Sharing, the private non-profit organization that manages the United States organ transplant system, is using HDP to help transplant professionals make more informed decisions when life-saving organs become available.

•	Hortonworks Advances Cloud Strategy with Availability of Hortonworks Data Cloud for Amazon Web Services. In November 2016, we announced the availability of Hortonworks Data Cloud on the Amazon Web Services (AWS) Cloud. Hortonworks Data Cloud for AWS enables users to harness the agility and elasticity of Apache Hadoop and Apache Spark in the cloud for powering new workloads and analytic applications.

•	Hortonworks Powers Modernization of Health Insurance Industry. In November 2016, we announced that the Health Care Service Corporation is using HDP to modernize its data architecture and unlock the value of analytics. With HDP, leading providers of health insurance can provide better service to millions of healthcare plan members.

•	Hortonworks Celebrates 1,000 Customer Milestone. In November 2016, we announced that we had exceeded 1,000 customers worldwide. In the six years since our founding, we have rapidly built our customer base across industries—including healthcare, manufacturing, financial services, energy, telecommunications and public sector—by delivering the industry’s only open and connected data platforms to manage data-at-rest and data-in-motion in any environment.

•	Hortonworks Accelerates Global Expansion with Appointment of Open Source Industry Sales Veterans. In November 2016, we announced the addition of Joe Morrissey as vice president of international and Kamal Brar as vice president and general manager of Asia Pacific to our rapidly expanding international team. Morrissey will be responsible for developing and executing our sales and expansion strategy across the entire international business, with Brar responsible for leading and developing the growth opportunities across the Asia Pacific region.

Financial Outlook

As of February 9, 2017, Hortonworks is providing the following financial outlook for its first quarter and full year 2017:

For the first quarter of 2017, we expect:

Total GAAP revenue of $52.0 million.

GAAP operating margin between negative 115 percent and negative 110 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $26.0 million.

Non-GAAP operating margin between negative 65 percent and negative 60 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $26.0 million.

For the full year 2017, we expect:

Total GAAP revenue between $235.0 million and $240.0 million.

GAAP operating margin between negative 85 percent and negative 80 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $105.0 million.

Non-GAAP operating margin between negative 50 percent and negative 45 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $105.0 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

Fourth Quarter and Full Year 2016 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast to discuss the Q4 and FY 2016 results, Q1 and FY 2017 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, February 9, 2017. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense and amortization of intangibles. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP expenses is calculated as GAAP cost of revenue plus stock-based compensation expense and amortization of intangibles plus GAAP operating expenses plus stock-based compensation expense and amortization of intangibles. Management believes non-GAAP expenses offers investors useful supplemental information regarding the cost structure of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effect of stock-based compensation expense, acquisition-related retention bonus, amortization of intangibles and other nonrecurring items so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Adjusted EBITDA is calculated as revenue plus change in deferred revenue minus non-GAAP expenses plus depreciation. Management uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 filed on May 9, 2016, August 9, 2016 and November 8, 2016, respectively, or in other filings we make with the Securities and Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, NiFi and Spark. Along with its 2,000+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks, Powering the Future of Data, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Support subscription and professional services revenue:
Support subscription	$35,569	$25,555	$126,689	$77,728
Professional services	16,390	11,866	57,772	44,216

Total support subscription and professional services revenue	51,959	37,421	184,461	121,944
Cost of revenue:
Support subscription	5,849	4,491	23,030	13,705
Professional services	12,129	11,206	49,140	41,466

Total cost of revenue	17,978	15,697	72,170	55,171

Gross profit	33,981	21,724	112,291	66,773
Operating expenses:
Sales and marketing	46,477	37,969	183,542	133,052
Research and development	25,569	20,407	99,202	66,645
General and administrative	19,131	13,901	80,723	46,669

Total operating expenses	91,177	72,277	363,467	246,366

Loss from operations	(57,196)	(50,553)	(251,176)	(179,593)
Other income, net	625	422	712	908

Loss before income tax expense	(56,571)	(50,131)	(250,464)	(178,685)
Income tax expense	482	103	1,224	432

Net loss	$(57,053)	$(50,234)	$(251,688)	$(179,117)

Net loss per share of common stock, basic and diluted	$(0.94)	$(1.11)	$(4.40)	$(4.13)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	60,606,303	45,384,975	57,203,067	43,318,044

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$53,332	$35,748
Short-term investments	31,764	58,553
Accounts receivable, net	82,368	53,913
Prepaid expenses and other current assets	4,831	5,276

Total current assets	172,295	153,490
Property and equipment, net	19,381	15,422
Long-term investments	4,084	2,592
Goodwill	34,333	34,333
Intangible assets, net	3,121	4,002
Other assets	1,306	872
Restricted cash	1,316	1,308

Total assets	$235,836	$212,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,749	$6,365
Accrued compensation and benefits	17,978	12,685
Accrued expenses and other current liabilities	11,752	14,989
Deferred revenue	129,840	90,407

Total current liabilities	166,319	124,446
Long-term deferred revenue	55,550	16,372
Other long-term liabilities	2,605	3,610

Total liabilities	224,474	144,428

Stockholders’ equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of December 31, 2016 and December 31, 2015	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized; 61,122,863 and 45,692,391 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	7	5
Additional paid-in capital	714,960	518,986
Accumulated other comprehensive loss	(1,063)	(546)
Accumulated deficit	(702,542)	(450,854)

Total stockholders’ equity	11,362	67,591

Total liabilities and stockholders’ equity	$235,836	$212,019

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,053)	$(50,234)	$(251,688)	$(179,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,007	1,438	7,244	4,499
Amortization of premiums from investments	135	193	856	949
Amortization of intangible assets	221	222	881	393
Stock-based compensation expense	23,263	17,220	98,823	40,939
Impairment of promissory note and interest receivable	1,966	—	2,683	—
Loss on disposal of assets	—	2	—	522
Deferred income taxes	27	(140)	27	(140)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(440)	60	(335)	60
Provision for losses on accounts receivable	105	20	514	20
Other	32	(66)	(43)	(66)
Changes in operating assets and liabilities:
Accounts receivable	(5,217)	(8,370)	(29,584)	(21,629)
Prepaid expenses and other current assets	1,506	783	949	(1,519)
Other assets	(407)	146	(464)	(580)
Accounts payable	(2,335)	1,570	1,773	1,648
Accrued expenses and other current liabilities	2,877	2,083	2,334	6,154
Accrued compensation and benefits	2,729	1,272	5,630	2,801
Deferred revenue	29,830	15,233	79,493	44,381
Other long-term liabilities	129	(211)	(613)	1,349

Net cash used in operating activities	(625)	(18,779)	(81,520)	(99,336)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	(11,643)	(80,519)	(102,631)
Proceeds from sales of investments	5,840	—	13,156	—
Proceeds from maturities of investments	15,928	41,493	89,248	118,510
Purchases of property and equipment	(1,716)	(1,466)	(12,781)	(12,839)
Acquisitions, net	—	—	—	(3,541)
Issuance of promissory note receivable	—	—	—	(2,500)
Change in restricted cash	—	—	(11)	31

Net cash provided by (used in) investing activities	20,052	28,384	9,093	(2,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	645	1,665	9,466	10,417
Purchase of treasury stock	(46)	—	(520)	—
Payment of contingent consideration related to an acquisition	—	—	(1,625)	—
Payments of acquisition-related liabilities	(1,651)	—	(3,526)	—
Payments of capital lease liability	(69)	(170)	(172)	(170)
Payment of fees for line of credit	(243)	—	(243)	—
Proceeds from follow-on public offering, net of issuance costs	—	—	87,233	—
Payments for deferred offering costs	—	—	—	(835)

Net cash (used in) provided by financing activities	(1,364)	1,495	90,613	9,412

Effect of exchange rate changes on cash and cash equivalents	(561)	(442)	(602)	(442)
Net increase (decrease) in cash and cash equivalents	17,502	10,658	17,584	(93,336)
Cash and cash equivalents—Beginning of period	35,830	25,090	35,748	129,084

Cash and cash equivalents—End of period	$53,332	$35,748	$53,332	$35,748

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Non-GAAP Revenue:
GAAP revenue	$51,959	$37,421	$184,461	$121,944
Contra-revenue	—	—	—	65

Non-GAAP revenue	$51,959	$37,421	$184,461	$122,009

Non-GAAP Gross Profit and Margin:
Gross profit	$33,981	$21,724	$112,291	$66,773
Stock-based compensation expense	1,593	1,086	5,700	2,702
Contra-revenue	—	—	—	65

Non-GAAP gross profit	$35,574	$22,810	$117,991	$69,540

Gross margin percentages:
GAAP	65%	58%	61%	55%
Non-GAAP	68%	61%	64%	57%
Non-GAAP Operating Loss and Margin:
Operating loss	$(57,196)	$(50,553)	$(251,176)	$(179,593)
Stock-based compensation expense	23,263	17,220	98,823	40,939
Contra-revenue	—	—	—	65
Acquisition-related retention bonus	—	210	—	4,048
Loss on asset write-off	—	—	—	503
Impairment of promissory note and interest receivable	1,966	—	2,683	—
Litigation and legal related expenses	852	—	1,452	—
Amortization of intangible	221	222	881	393
Advisory fees	200	—	200	—

Non-GAAP operating loss	$(30,694)	$(32,901)	$(147,137)	$(133,645)

Operating margin percentages:
GAAP	(110)%	(135)%	(136)%	(147)%
Non-GAAP	(59)%	(88)%	(80)%	(110)%
Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(57,053)	$(50,234)	$(251,688)	$(179,117)
Stock-based compensation expense	23,263	17,220	98,823	40,939
Contra-revenue	—	—	—	65
Acquisition-related retention bonus	—	210	—	4,048
Loss on asset write-off	—	—	—	503
Impairment of promissory note and interest receivable	1,966	—	2,683	—
Litigation and legal related expenses	852	—	1,452	—
Amortization of intangible	221	222	881	393
Advisory fees	200	—	200	—
Tax benefit related to acquisitions	—	(140)	—	(140)

Non-GAAP net loss	$(30,551)	$(32,722)	$(147,649)	$(133,309)

Weighted-average shares	60,606,303	45,384,975	57,203,067	43,318,044
Non-GAAP net loss per share	$(0.50)	$(0.72)	$(2.58)	$(3.08)
Adjusted EBITDA:
GAAP revenue	$51,959	$37,421	$184,461	$121,944
Add: Change in deferred revenue	28,589	14,708	78,611	43,856
Less: Cost of revenue	(17,978)	(15,697)	(72,170)	(55,171)
Less: Operating expenses	(91,177)	(72,277)	(363,467)	(246,366)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	23,263	17,220	98,823	40,939
Contra-revenue	—	—	—	65
Acquisition-related retention bonus	—	210	—	4,048
Loss on asset write-off	—	—	—	503
Impairment of promissory note and interest receivable	1,966	—	2,683	—
Litigation and legal related expenses	852	—	1,452	—
Amortization of intangible	221	222	881	393
Advisory fees	200	—	200	—
Depreciation expense	2,007	1,438	7,244	4,499

Adjusted EBITDA	$(98)	$(16,755)	$(61,282)	$(85,290)

Stock-based compensation expense by function:
Cost of revenue	$1,593	1,086	$5,700	2,702
Sales and marketing	6,479	4,806	25,787	11,688
Research and development	10,148	6,942	36,540	15,193
General and administrative	5,043	4,386	30,796	11,356

Stock-based compensation expense	$23,263	$17,220	$98,823	$40,939

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com